As filed with the Securities and Exchange Commission on March 10, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	36-2678171 (I.R.S. Employer Identification Number)
307 North Michigan Avenue, Chicago, Illinois 60601
(312) 346-8100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William J. Dasso, Esq.
Vice President, Assistant Secretary and Counsel
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601-5382
(312) 346-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of Registration Fee(1)(2)
Debt Securities(3)
Common Stock of Old Republic International Corporation (“Old Republic”) (4)
Preferred Stock of Old Republic
Depositary Shares of Old Republic(5)
Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares, and Debt Securities of Old Republic
Stock Purchase Contracts of Old Republic
Units of Old Republic(6)
(1)    An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the entire registration fee. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) and 457(r).
(2)    Also includes an indeterminate amount of securities as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other securities that provide for conversion or exchange into such securities, upon exercise of warrants for such securities or pursuant to deposit agreements, share purchase contracts, or unit agreements. Separate consideration may or may not be received for securities issuable upon such conversion, exchange, exercise or settlement.
(3)    An indeterminate amount of debt securities to be offered at indeterminate prices is also being registered.
(4)    Purchase rights for one one-hundredth of a share of Series A Junior Participating Preferred Stock initially are attached to and trade with all shares of common stock pursuant to the terms of Old Republic’s Amended and Restated Rights Plan.
(5)    To be represented by depositary receipts representing an interest in all or a specified portion of shares of common stock, preferred stock, or debt securities.
(6)    Any securities registered under this Registration Statement may be sold as units with other securities registered under this Registration Statement.

PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares, and Debt Securities
Stock Purchase Contracts
Units

    Each time Old Republic makes an offering using this prospectus, we will provide specific terms of the securities, including the offering price and any other features, in supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference, prior to investing in our securities.

    In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.

    Old Republic’s common stock is traded on the New York Stock Exchange under the symbol “ORI.”

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus and any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    We or any selling shareholder may offer and sell the securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters, dealers or agents involved in the sale of securities will be described in a prospectus supplement.

The date of this prospectus is March 10, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration for continuous offering process. Under the shelf process, from time to time, we or any selling shareholder may, but are not required to, sell the securities offered in supplements to this prospectus in one or more offerings.
This prospectus provides you with a general description of our Company. Whenever we or any selling shareholder decide to offer the securities noted on the cover page of this prospectus, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to that specific offering. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Old Republic,” “Company,” “registrant,” “we,” “us” and “our” refer to Old Republic International Corporation and its consolidated subsidiaries.

OLD REPUBLIC INTERNATIONAL CORPORATION

Old Republic International Corporation is a Chicago based holding company engaged in the business of insurance underwriting and related services. It conducts its operations through a number of regulated insurance company subsidiaries organized into three major segments: General Insurance (property and liability insurance), Title Insurance, and the Republic Financial Indemnity Group (“RFIG”) Run-off Business.

The Company’s largest segment is its General Insurance segment which assumes risks and provides related risk management services that encompass a large variety of property and liability insurance coverages. This segment of the Company, however, does not have a meaningful exposure to the personal lines of insurance such as homeowners and private automobile coverages, and does not insure significant amounts of commercial and other property coverage. The Company’s Title Insurance segment consists primarily of the issuance of policies to real estate purchasers and investors based upon searches of the public records, which contain information concerning interests in real property. This segment of the Company insures against losses arising out of defects, liens and encumbrances affecting the insured title and not excluded or accepted from the coverage of the policy. The Company’s RFIG Run-off Business has been in run-off operating mode in recent years and consists of its mortgage guaranty business which protects mortgage lenders and investors from default related losses on residential mortgage loans and prior to July 1, 2019, its consumer credit indemnity (CCI) operations that provided limited indemnity coverages to lenders and other financial intermediaries. Effective July 1, 2019, results from the CCI operations have been reclassified to the General Insurance Group and are no longer expected to be material during the remaining run-off periods. A small life and accident insurance business is also conducted in the United States and Canada, principally as an adjunct to the Company’s general insurance operations. The breadth of coverage ensures wide diversification and dispersion of risks. Additionally, Old Republic’s companies focus only on carefully selected major sectors of the American economy that are not uniformly exposed to the same business cycles. The Company operates in a decentralized manner that emphasizes specialization by type of insurance coverage, as well as industries and economic sectors served.

Old Republic is a corporation organized under the laws of Delaware. Its principal executive offices are located at 307 North Michigan Avenue, Chicago, Illinois. Information concerning the Company is available on its website at www.oldrepublic.com. Information contained on the Company’s website is not and should not be considered a part of this prospectus unless specifically incorporated by reference.

Additional information regarding us, including our audited financial statements, is contained in the documents incorporated by reference in this prospectus and the accompanying prospectus supplement. Please also refer to the section entitled “Where You Can Find More Information”.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in our Annual Reports on Form 10-K, which is incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operation could be materially and adversely affected. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements. Additionally, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. Except as required by law, Old Republic undertakes no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from any forward-looking statements contained or incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

We will not receive any proceeds from any sale of securities by any selling shareholder.

DESCRIPTION OF SECURITIES

We will describe the terms of the offered securities from time to time in any prospectus supplement for such offer.

SELLING SHAREHOLDERS

Selling shareholders may use this prospectus in connection with resales of securities they hold as described in a prospectus supplement. Information about selling shareholders, where applicable, will be set forth in such prospectus supplement.

PLAN OF DISTRIBUTION

The plan of distribution for each offering of securities pursuant to this prospectus will be described in detail in a prospectus supplement describing each particular offering.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities of Old Republic International Corporation will be passed on for us by William J. Dasso, Vice President, Assistant Secretary and Counsel of the corporation. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Mr. Dasso holds stock and options to purchase stock granted under our employee stock plans, which in the aggregate represent less than 0.1% of our outstanding common stock.

EXPERTS

The consolidated financial statements and financial statement schedules of Old Republic International Corporation as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are made available, free of charge, on our website at www.oldrepublic.com as soon as administratively possible after they are filed with, or furnished to, the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain important information about us. This means that the information in this prospectus may not be complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, we may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and be incorporated by reference in, this prospectus.

The following documents filed with the SEC are incorporated by reference into this prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):
•Old Republic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 1, 2021;
•The sections of Old Republic’s Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders filed with the SEC on March 31, 2020, as amended on April 15, 2020 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and
•The description of Old Republic’s Common Stock contained in Exhibit 4(H) to our Annual Report for the year ended December 31, 2020.
All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the completion of the offering of all securities covered by the respective prospectus supplement (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement), shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreement and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.
You may obtain any of the documents incorporated by reference by contacting us or the SEC or through the SEC's Internet Website, as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus or a prospectus supplement. You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address: Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, Attention: Investor Relations, telephone (312) 346-8100.
We have not authorized anyone to give any information or make any representation about the offering or us that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus or which may be contained in a prospectus supplement or in any free writing prospectus prepared by us or on our behalf. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitation of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom is it unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Information contained in this prospectus speaks only as of the date of this prospectus unless otherwise specifically indicated.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

	Amount to be Paid
SEC registration fee	$	(1)
Printing and engraving		(2)
Legal fees and expenses		(2)
Fees of accountants		(2)
Miscellaneous		(2)
Total	$	(2)

(1) The above was deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended and will be paid at the time of any particular offering of securities under this registration statement.
(2) Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discount) that we anticipate we will incur in connection with the offering of securities under this registration statements. An estimate of the aggregate expenses in connection with the issuance and distribution of securities offered hereby will be included in the prospectus supplement applicable to such offering.

Item 15. Indemnification of Directors and Officers.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, our certificate of incorporation provides that a director of Old Republic shall not be personally liable to Old Republic or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which a director derived an improper personal benefit.
In general, our certificate of incorporation provides that Old Republic shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of the DGCL, our certificate of incorporation provides that we shall indemnify each of our directors and officers against expenses (including attorney's fees) incurred in connection with any proceeding (other than an action by or in the right of Old Republic) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Old Republic and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. As permitted by Section 145(b) of the DGCL, our certificate of incorporation provides that we shall indemnify each of our officers and directors against expenses (including attorney's fees) incurred in connection with any action brought by or in the right of Old Republic, except that if the director or officer is adjudged to be liable to Old Republic, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.
The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by the board of directors by a majority vote of a quorum thereof consisting of directors who were not parties to such action, suit or proceeding, by opinion of independent legal counsel or by our stockholders. However, as required by Section 145(c) of the DGCL, we must indemnify a director or officer who was successful on the merits in defense of any suit. As permitted by Section 145(e) of the DGCL, we may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.
In addition, we have entered into indemnification agreements with our directors and certain officers under which we have agreed to provide indemnification rights similar to those contained in our certificate of incorporation and under which we have agreed to advance expenses as provided by the agreement upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.
Item 16. Exhibits

1.1+	Form of Underwriting Agreement (Debt Securities)
1.2+	Form of Underwriting Agreement (Equity)
1.3+	Form of Underwriting Agreement (Stock Purchase Contracts)
1.4+	Form of Underwriting Agreement (Units)
3.1	Restated Certificate of Incorporation. (Exhibit 3(A) to Registrant’s June 30, 2014 report on Form 10-Q).
3.2	Amended and Restated By-Laws. (Exhibit 99.1 to Form 8-K filed February 27, 2020).
4.1
Indenture dated as of August 15, 1992 between the Corporation and Wilmington Trust Company, as trustee (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on April 22, 2009).

4.2
Supplemental Indenture No. 1 dated as of June 15, 1997, supplementing the Indenture (incorporated herein by reference to Exhibit 4.3 to the Corporations’ Registration Statement on Form 8-A filed on June 16, 1997).

4.3
Supplement Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture (incorporated by reference to Exhibit 4.3 to the Corporation’s Registration Statement on Form S-3/A filed on January 7, 1998).

4.4
Fifth Supplemental Indenture dated as of September 25, 2014 supplementing the Indenture (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed September 25, 2014).

4.5	Sixth Supplemental Indenture dated as of August 26, 2016 supplementing the Indenture (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed August 26, 2016).
4.6+	Form of Deposit Agreement.
4.7+	Form of Purchase Contract Agreement.
4.8
Amended and Restated Rights Agreement dated as of June 26, 2017 between the Corporation and Equiniti Trust Company (as successor to Wells Fargo Bank, NA) (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-A/A filed on August 28, 2017).

4.9	Agreement to furnish certain long-term debt instruments to the Securities and Exchange Commission upon request (incorporated herein by reference to Exhibit 4(D) to the Corporation’s Form 8 filed on August 28, 1987).
5.1	Opinion of William J. Dasso.
23.1	Consent of KPMG LLP.
23.2	Consent of William J. Dasso (included in Exhibit 5.1).
24.1	Powers of Attorney for the Corporation (included as part of the signature page).
25.1	Statement of Eligibility on Form T-1 of Wilmington Trust Company, Trustee.

+ To be filed by amendment, if necessary, as an exhibit to a Current Report on Form 8-K or other report to be filed by Old Republic pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on March 10, 2021.

OLD REPUBLIC INTERNATIONAL CORPORATION

By:	/s/ Craig R. Smiddy Name: Craig R. Smiddy Title: President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of Old Republic International Corporation hereby constitute and appoint Craig R. Smiddy and Karl W. Mueller, and each of them, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this registration statement (the “Registration Statement”) (including post-effective amendments) to this Registration Statement and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021.

Name	Position

/s/ Craig R. Smiddy	President and Chief Executive Officer;
Craig R. Smiddy	Director (Principal Executive Officer)

/s/ Karl W. Mueller	Senior Vice President and Chief Financial
Karl W. Mueller	Officer (Principal Accounting Officer)

/s/ Steven J. Bateman	Director
Steven J. Bateman

/s/ Harrington Bischof	Director
Harrington Bischof

/s/ Jimmy A. Dew	Director
Jimmy A. Dew

/s/ John M. Dixon	Director
John M. Dixon

/s/ Michael D. Kennedy	Director
Michael D. Kennedy

/s/ Charles J. Kovaleski	Director
Charles J. Kovaleski

/s/ Spencer LeRoy, III	Director
Spencer LeRoy, III

/s/ Peter B. McNitt	Director
Peter B. McNitt

/s/ Glenn W. Reed	Director
Glenn W. Reed

/s/ Arnold L. Steiner	Director
Arnold L. Steiner

/s/ Fredricka Taubitz	Director
Fredricka Taubitz

/s/ Steven R. Walker	Director
Steven R. Walker

/s/ Aldo C. Zucaro	Director
Aldo C. Zucaro